Exhibit 99.1

Incannex Healthcare Announces Additional Appointments to Clinical Advisory Board

Expands clinical expertise to support disciplined advancement of the PSX-001 program

MELBOURNE, Australia and NEW YORK, USA — January 29, 2026 — Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage biopharmaceutical company developing innovative combination therapies, today announced the appointment of three additional members to its recently established Clinical Advisory Board (“CAB”): Murray B. Stein, MD, MPH; Andrew Cutler, MD; and Amir Kalali, MD.

The CAB was formed to provide independent clinical and scientific guidance as the Company progresses PSX-001 into its next phase of clinical and regulatory development. The addition of Drs. Stein, Cutler, and Kalali further strengthens the Board’s expertise across psychiatry, neurobiology, psychopharmacology, and clinical development, reinforcing the scientific rigor and strategic framework underpinning the PSX-001 program. Among its roles, the CAB will advise Incannex on clinical trial design, endpoint selection, regulatory engagement, and broader development strategy as PSX-001 advances.

“The continued expansion of our Clinical Advisory Board reflects the increasing complexity and importance of the decisions ahead for the PSX-001 program,” stated Incannex Healthcare Chief Medical Officer Dr. Lou Barbato. “As we advance PSX-001, the perspectives of these additional leaders will help inform key clinical and regulatory decisions, support disciplined execution across development milestones, and strengthen the strategic foundation of the program. This deliberate approach to advisory oversight is designed to enhance decision-making, manage risk, and support long-term shareholder value.”

Newly appointed Clinical Advisory Board members:

●	Murray B. Stein, MD, MPH

Distinguished Professor, Department of Psychiatry, University of California San Diego (UCSD) School of Medicine
Distinguished Professor, Herbert Wertheim School of Public Health and Human Longevity Science, UCSD
Staff Psychiatrist, VA San Diego Healthcare System

Dr. Stein is a Distinguished Professor of Psychiatry and Public Health at the University of California San Diego and an internationally recognized expert in the epidemiology, neurobiology, and treatment of anxiety and trauma-related disorders, including social anxiety disorder and posttraumatic stress disorder. He has authored or co-authored more than 800 peer-reviewed scientific publications and has maintained continuous federal research funding for over 29 years. Dr. Stein has served on the FDA Psychopharmacologic Drugs Advisory Committee and the DSM-5 Anxiety, OCD, and Trauma-Related Disorders Working Group, and holds senior editorial roles across leading psychiatric journals.

●	Andrew Cutler, MD

Clinical Professor of Psychiatry, SUNY Upstate Medical University
Chief Medical Officer, Neuroscience Education Institute
Chief Medical Officer, EMA Wellness

Dr. Cutler is a board-certified psychiatrist and internist with extensive experience in clinical psychopharmacology and CNS drug development. He has served as a principal investigator in numerous clinical trials and has broad expertise in translational neuroscience, dopamine receptor pharmacology, and clinical research methodology. Dr. Cutler is also a Certified Physician Investigator and has played a leadership role in advancing evidence-based clinical practice and research in psychiatry.

●	Amir Kalali, MD

Physician-Scientist and Life Sciences Innovator
Board Director and Advisor to Public and Private Life Sciences Companies

Dr. Kalali is a physician-scientist recognized globally for his work at the intersection of life sciences and technology. He serves as a board director and advisor to multiple public and private companies and collaborates with academic institutions, technology leaders, and investment groups. Dr. Kalali is widely recognized for advancing collaborative innovation models and accelerating clinical development strategies across the biopharmaceutical industry.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex’s future performance. These statements are based on management’s current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s future intentions regarding its efforts to maintain and/or regain compliance with applicable Nasdaq listing standards; business strategy, future operations; Incannex’s ability to execute on its objectives, prospects o plans; evaluations and judgments regarding Incannex’s research and development efforts and potential future commercialization, including any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits and safety of Incannex’s drug candidates and the market opportunity for these candidates; and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that Incannex may fail to comply with Nasdaq listing standards within the applicable extended grace period or following the applicable extended grace period; that Incannex may fail to comply with Nasdaq listing standards other than the bid price rule; the closing price of the common stock may fall below $0.10 for ten consecutive trading days and be subject to Nasdaq’s low bid price rules and subject to delisting or denial of compliance periods; the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex’s ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au

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